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                                                                    Exhibit 21.1



List of Subsidiaries


TEMPO Sound, Inc.,
an Oklahoma Corporation

450714 B.C.
a British Columbia, Canada Corporation


DMX-Europe N.V.,
a Netherlands Corporation